                                                               Exhibit 10.32


                          CONSENT TO SUBLEASE

Consent to Sublease, dated February 19, 1999, by and among Xenergy, Inc., a Massachusetts corporation with a principal office at Three Burlington Woods Drive, Burlington, Massachusetts 01803-4543 ("Sublandlord"), Etility.com, Inc., a Delaware corporation with a principal office at 52-D Cummings Park, Woburn, Massachusetts 01801 ("Subtenant"), and Three Burlington Woods LLC, a Massachusetts limited liability company, with a principal office c/o Finard & Company, LLC, Three Burlington Woods Drive, Burlington, MA 01803 ("Landlord").

Landlord is the owner of certain property located at Three Burlington Woods Drive in Burlington, Massachusetts, a portion of which (the "Premises") has been leased to Sublandlord under a lease (the "Lease") dated March 28, 1991.

Sublandlord wishes to sublease a portion of the Premises (the "Subleased Premises") to Subtenant pursuant to a Sublease, dated February 15, 1999, a true, accurate and complete copy of which is attached hereto as Exhibit A (the "Sublease").

Pursuant to the Lease, Sublandlord, as the tenant thereunder, may not sublet the Premises without first obtaining Landlord's written approval.

In consideration of their mutual covenants contained herein, and intending to be bound hereby, the parties agree as follows:

     1. Subtenant understands and agrees that the Sublease is in fact a sublease of Sublandlord's interest in the Lease; and the Sublease is subject to the provisions of the Lease and is subordinate thereto. In the event the Lease shall be canceled or terminated for any reason, the term of the Sublease shall automatically terminate as of the date of such cancellation or termination.

     2. Subtenant covenants that, notwithstanding any provisions of the Sublease to the contrary, Subtenant shall not commit, or suffer to be committed, any act or omission in violation of the provisions of the Lease, and Subtenant agrees directly with Landlord to be bound by all the obligations of the Sublandlord thereunder with respect to the subleased Premises subleased by Subtenant, with the exception of rent and additional rent which is governed by the Sublease.

     3. The consent given by Landlord in this Consent shall not be deemed to create any obligations on the part of Landlord with respect to the Sublease or the Premises, or constitute any consent to any further sublease or assignment, or relieve Sublandlord of its obligations under the Lease. Sublandlord shall remain fully and primarily liable for the prompt and timely payment of all rent, additional rent and other charges under the Lease and for the timely performance of all of the tenant's obligations under the Lease. Sublandlord shall be deemed to have waived any and all suretyship defenses.

     4. As a condition of Landlord's consent, Sublandlord shall reimburse Landlord, within 30 days of receipt of Owner's invoice with supportive evidence, for any reasonable costs (including all attorney's fees) that Landlord incurred in connection with the consideration of the consent contained herein.

     5. Landlord hereby consents to the sublease of the Premises to Subtenant pursuant to the Sublease.

     6. This Consent is given and conditioned upon all of the following additional terms, conditions and agreements:

          (a) This Consent shall not be deemed Landlord's consent to any work or alterations of the Subleased Premises or any signage, all of which require the

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          Landlord's prior written consent pursuant to the terms of the
          Lease, except Landlord approves of the altercations described on Exhibit B to the Sublease.

          (b) Simultaneously with the execution of this consent, Subtenant shall deliver to Landlord a certificate or certificates of insurance confirming that the required insurance is in force and all premiums are current, and naming Landlord and its managing agent, Finard & Company, LLC, as additional insureds.

          (c) Owner shall promptly be provided with copies of all written notices given or received by either Sublandlord or Subtenant under the Sublease.

          (d) Except in the case of an emergency situation, all communications or requests, written or oral, which Subtenant desires to make to Landlord regarding the leases, the Premises or any portion thereof, or services, operations and management of the property, shall be communicated and made to Landlord solely by and through Sublandlord.

          (e) Sublandlord and Subtenant each hereby confirm and agree that Subtenant does not have the right to sublet its interests in the Subleased Premises or to assign its rights under the Sublease without, in each such instance, first obtaining the Landlord's prior written consent, which consent may be withheld at the Landlord's sole and absolute discretion.

          (f) Following the occurrence of a default under the Lease, Owner, in addition to any other remedies provided hereunder or at law, may at its option collect directly from Subtenant all rents becoming due to the Sublandlord under the Sublease and apply such rent against any amounts due Landlord by Sublandlord under the Lease; and it is understood that no such election or collection or payment shall be construed to constitute a novation of the Lease or a release of Sublandlord hereunder, or to create any lease or occupancy agreement between the Landlord and Subtenant or impose any obligations on Landlord, or otherwise constitute the recognition of the Sublease by Landlord for any purpose.

          (g) Notwithstanding anything in the Sublease to the contrary, any right under the Lease to extend the term may be exercised solely by Sublandlord and solely in accordance with the terms and conditions of the Lease.

     7. Sublandlord hereby certifies that the Lease is in full force and effect, that there have been no modifications or amendments thereto, that all rent, additional rent and other payments due under the Lease as of the date hereof have been paid by Sublandlord, and, as of the date hereof, to the Sublandlord's knowledge, there exists no default under the Lease.


                           [see next page for signatures]

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Executed under seal on the above-written date.

SUBTENANT:                                   SUBLANDLORD:

ETILITY.COM, INC.                            XENERGY INC.


By:         /s/ Akhil Garland                By:      /s/ John R. Graham
   -------------------------------------        -------------------------------
   Name:   Akhil Garland                        Name:   John R. Graham
   Title:  President                            Title:  Treasurer
   Duly authorized                              Duly authorized



LANDLORD:

THREE BURLINGTON WOODS LLC
By:  Burlington Woods Building III Joint Venture LLP


By:        /s/ William G. Finard
   ---------------------------------------------
   William G. Finard, as General Partner of
   Finard Burlington Company Limited Partnership


By:  /s/ Carolyn G. Mugar by Attorney in Fact
   ---------------------------------------------
   Carolyn G. Mugar


By:            /s/ David G. Mugar
   ---------------------------------------------
   David G. Mugar





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

                                     EXHIBIT A

                                     SUBLEASE





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